UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2025

Bowman Consulting Group Ltd.
(Exact name of registrant as specified in its charter)

Delaware	001-40371	54-1762351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12355 Sunrise Valley Drive, Suite 520
Reston, Virginia 20191
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (703) 464-1000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BWMN	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On October 30, 2025, Bowman Consulting Group Ltd. (“Bowman” or the “Company) and certain of its subsidiaries as guarantors entered a Second Amendment to Credit Agreement and Joinder Agreement (the “Second Amendment”) to its Credit Agreement dated May 2, 2024 as amended by that certain First Amendment to Credit Agreement dated as of March 12, 2025 (the “Credit Agreement”) with Bank of America N.A, as Administrative Agent, the Swingline Lender and as an L/C Issuer, TD Bank, N.A. as syndication agent and PNC Bank, National Association.
The Second Amendment increases the revolving commitment under the Credit Agreement to $210.0 million from $140.0 million. In addition, it amends and restates the covenant to guarantee obligations in the Credit Agreement to apply to “Material Subsidiaries”, as defined in the Credit Agreement, and allows the Company, so long as no default exists or would result from, to dissolve or liquidate inactive subsidiaries. Finally, the Second Amendment clarifies that as of its date, there has not been as Elevated Ratio Period (as defined in the Credit Agreement.). All other covenants and terms of the Credit Agreement remain the same.
The foregoing summary of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached as an Exhibit to this Current Report on Form 8-K and incorporated by reference herein.
Item 2.02.    Results of Operations and Financial Condition.
On November 5, 2025, Bowman Consulting Group Ltd. (“Bowman” or the “Company) issued a press release announcing its financial results for the third quarter ended September 30, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Report. The information in this Report under this item, including the exhibit, is provided under Item 2.02 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section. Furthermore, the information in Item 2.02 of this Report, including the exhibits, shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Second Amendment set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in this Item 2.03

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

1.1	Second Amendment, dated as of October 30, 2025, by and among Bowman Consulting Group Ltd., the Guarantors, the Lenders party thereto and Bank of America, N.A. as Administrative Agent

99.1	Bowman Consulting Group Ltd. press release dated November 5, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWMAN CONSULTING GROUP LTD.

Date: November 5, 2025	By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer